EXHIBIT 5.01

[Letterhead of Curtis, Mallet-Prevost, Colt & Mosle LLP]

January 22, 2009

MSC Industrial Direct Co., Inc.

75 Maxess Road

Melville, NY 11747

Ladies and Gentlemen:

We have acted as counsel to MSC Industrial Direct Co., Inc. (the “Company”), a corporation organized under the laws of the State of New York, with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of an additional 350,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), issuable under the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan (the “Plan”).

In connection herewith, we have examined the Certificate of Incorporation, the Amended and Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.

In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.

Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Shares to be newly issued by the Company under the Plan, when duly issued, sold and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited to questions arising under the Business Corporation Law of the State of New York and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Curtis, Mallet-Prevost, Colt & Mosle LLP